EXHIBIT 11

                                    KSW, INC.

                        STATEMENTS REGARDING COMPUTATION
                           OF INCOME (LOSS) PER SHARE

                                                    Three Months         Three Months          Nine Months          Nine Months
                                                        Ended                Ended                Ended                Ended
                                                   Sept. 30, 2004       Sept. 30, 2003       Sept. 30, 2004       Sept. 30, 2003
                                                   --------------       --------------       --------------       --------------
Net income (loss)                                  $     (596,000)      $      166,000       $   (1,291,000)      $      (37,000)
                                                   ==============       ==============       ==============       ==============

Income (Loss) Per Share - Basic
-------------------------------
Weighted average shares outstanding during
the period                                              5,470,311            5,470,311            5,470,311            5,470,311
                                                   ==============       ==============       ==============       ==============


Income (loss) per common share - Basic             $         (.11)      $          .03       $         (.24)      $         (.01)
                                                   ==============       ==============       ==============       ==============

Income (Loss) Per Share - Diluted
---------------------------------
Weighted average shares outstanding during
the period                                              5,470,311            5,470,311            5,470,311            5,470,311


Effect of stock options dilution                                0                    0                    0                    0
                                                   --------------       --------------       --------------       --------------

Total shares outstanding for purposes of
calculating diluted earnings                            5,470,311            5,470,311            5,470,311            5,470,311
                                                   ==============       ==============       ==============       ==============


Income (loss) per common and common
equivalent share-Diluted                           $         (.11)      $          .03       $         (.24)      $         (.01)
                                                   ==============       ==============       ==============       ==============

